EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Acadia Realty Trust

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of our reports dated February 28, 2012, relating to the consolidated financial statements, the effectiveness of Acadia Realty Trust’s internal control over financial reporting, and schedule of Acadia Realty Trust appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

New York, New York
September 26, 2012

Exhibit 23.1